EXHIBIT 10.6

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

UNDER THE ZOLL MEDICAL CORPORATION

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Name of Optionee: Daniel M. Mulvena

No. of Option Shares: 1,000

Option Exercise Price per Share: $33.04

Grant Date: November 9, 2004

Expiration Date: November 9, 2014

Pursuant to the Zoll Medical Corporation Non-Employee Directors’ Stock Option Plan (the “Plan”) as amended through the date hereof, Zoll Medical Corporation (the “Company”) hereby grants to the Optionee named above, who is a Director of the Company but is not an employee of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.02 per share (the “Stock” and the “Option Shares”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

1. Vesting. No portion of this Stock Option may be exercised until the Option Shares to be exercised shall have vested. All Option Shares shall be fully vested and exercisable on the fourth anniversary of the Grant Date. No vesting shall occur after the date that the Director to whom such option was granted ceases for any reason to serve as a Director of the Company. Except as set forth below or in the Plan, this Stock Option shall be vested and exercisable with respect to the following number of Option Shares on the date indicated:

Incremental (Aggregate) Number Of Option Shares Exercisable		Vesting Date
1.	250 (250)	November 9, 2005
2.	250 (500)	November 9, 2006
3.	250 (750)	November 9, 2007
4.	250 (1,000)	November 9, 2008

In the event of the occurrence of any transaction listed in Section 7 of the Plan, this Stock Option shall become immediately vested and exercisable in full, whether or not vested and exercisable at such time. Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the effective date of such transaction, subject to the provisions hereof and of the Plan.

2. Exercise of Stock Option.

(a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Board of Directors or its authorized committee (the “Administrator”) of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the Stock Option purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) in the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months prior to the exercise date; or (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Administrator to pay the Stock Option purchase price, provided that in the event the Optionee chooses to pay the Stock Option purchase price as so provided in this subsection (iii), the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Administrator may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

(b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of the shares subject to this Stock Option, or to have any of the rights of a holder, unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination as Director. If the Optionee ceases to be a Director of the Company, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination For Cause. If the Optionee ceases to be a Director for Cause (as hereinafter defined), any Stock Option held by the Optionee shall immediately terminate and be of no further force and effect. For purposes of this Agreement, the Optionee’s Directorship shall be deemed to have been terminated for “Cause” if: (i) the Optionee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries or affiliates or (ii) shall be convicted by a court of competent jurisdiction or shall plead guilty or nolo contendere to any felony or any crime involving moral turpitude.

(b) Termination by Reason of Death or Disability. If the Optionee ceases to be a Director by reason of death or disability, any Stock Option held by the Optionee may be exercised by his or her legal representative or legatee for a period of 12 months from the date of death or disability or until the Expiration Date, if earlier.

(c) Other Termination. If the Optionee ceases to be a Director for any reason other than Cause or death or disability, any Stock Option held by the Optionee may be exercised for a period of three months from the date of termination or until the Expiration Date, if earlier.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The rights and obligations of the Company under this Stock Option may be assigned by the Company to a successor provided that such successor assumes in writing all of such rights and obligations. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Stock Option does not confer upon the Optionee any rights with respect to continuance as a Director.

(c) Pursuant to Section 8 of the Plan, the Board of Directors may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

ZOLL MEDICAL CORPORATION

By:	/s/ Richard A. Packer
Name:	Richard A. Packer
Title:	President

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

OPTIONEE

/s/ Daniel M. Mulvena
Daniel M. Mulvena

Date: November 9, 2004

Optionee’s name and address:

Daniel M. Mulvena